Exhibit 10.1
TELEDYNE TECHNOLOGIES INCORPORATED
2008 INCENTIVE AWARD PLAN
ADMINISTRATIVE RULES FOR THE
RESTRICTED STOCK AWARD PROGRAM
Effective as of January 20, 2009
Article I. Adoption and Purpose of the Program
     1.01 Adoption. These rules are adopted by the Personnel and Compensation Committee of the Board of Directors pursuant to the authority reserved in Article 12 of the Teledyne Technologies Incorporated 2008 Incentive Award Plan (the “Plan”). The Plan is incorporated by reference in its entirety in these rules. Capitalized terms used but not defined in these rules shall have the same meanings as in the Plan. In the event of a conflict between the Plan and these rules, the provisions of the Plan shall control.
     1.02 Purpose. The Restricted Stock Award Program (the “Program”) is intended to assist the Company in attracting, retaining and motivating selected key management employees through the grant of restricted stock that may vest upon the Company’s attainment of certain performance goals and the participant’s service with the Company for a specified period. The Program will (i) serve as a tool for recruiting and retaining top talent, (ii) allow eligible individuals to share the benefits of future growth in the value of the Company and (iii) better align the financial interests of participants with those of the Company’s stockholders.
Article II. Definitions
     For purposes of these rules, the capitalized terms set forth below shall have the following meanings:
     2.01 Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article VI of these rules.
     2.02 Committee means the Personnel and Compensation Committee of the Board.

     2.03 Company means Teledyne Technologies Incorporated, a Delaware corporation, and its successors.
     2.04 Date of Grant means the date as of which an award of Restricted Stock is granted in accordance with Article VI of these rules.
     2.05 Effective Date means January 20, 2009.
     2.06 Fair Market Value means the average of the composite high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, over the twenty (20) business days on which a sale was reported that immediately precede the applicable date.
     2.07 Participant means any person designated pursuant to Article V of these rules as eligible to participate under the Program.
     2.08 Performance Cycle means the multi-year performance cycle established by the Committee as applicable to an Award and set for in the Award Agreement.
     2.09 Performance Goals means the performance goals established by the Committee upon the recommendation of the Chief Executive Officer as applicable to an Award and set forth in the Award Agreement.
     2.10 Plan means the Teledyne Technologies Incorporated 2008 Incentive Award Plan, as the same may be amended from time to time.
     2.11 Program means the Restricted Stock Award Program, as the same may be amended from time to time.
     2.12 Restricted Period means the period established under Section 6.02(b) during which the restrictions apply to the Restricted Stock.
     2.13 Restricted Stock means shares of Common Stock awarded to a Participant subject to restrictions as described in Article VI of these rules.
Article III. Administration
     The Program shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Program and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Program, to modify these administrative rules for the Program, to approve, in accordance with Article V of these rules, the selection by the Company’s Chief Executive Officer of the persons who will be Participants hereunder, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the Program as it may deem necessary or advisable.
Article IV. Common Stock Issuable under the Program
     4.01 Number of Shares of Common Stock Issuable. Subject to adjustments as provided in Section 11.07 of the Plan, the maximum number of shares of Common Stock available for issuance under the Program shall be such number as the Committee grants. The Common Stock to be offered under the Program shall be authorized and unissued Common Stock, or Common Stock which shall have been reacquired by the Company and held in its treasury.
     4.02 Shares Subject to Terminated Awards. Shares of Common Stock forfeited as provided in Section 6.02 of these rules may again be issued under the Program.
Article V. Participation
     Participants in the Program shall be those officers and key employees of the Company selected by the Chief Executive Officer and approved by the Committee, each in its sole discretion, as eligible to participate in the Program. Participants shall be designated to participate in the Program prior to the commencement of each calendar year during the term of the Program; provided, however, that with respect to the initial grants under the Program, such designations shall be made no later than January 20, 2009. The designation of a Participant with respect to any year shall not entitle that person to be designated as a Participant with respect to any other year. The Chief Executive Officer and the Committee shall consider such factors as each deems pertinent in selecting and approving Participants. The Committee shall promptly provide to each person designated as a Participant written notice of his or her designation.
Article VI. Restricted Stock
     6.01 Restricted Stock Awards. Each calendar year, each Participant designated for that year shall receive a grant of Restricted Stock with an aggregate Fair Market Value equal to a percentage of the Participant’s annual base salary in effect on the Date of Grant. Unless otherwise determined by the Committee, the applicable percentage shall be thirty percent. The terms of all such Restricted Stock grants shall be set forth in an Award Agreement between the Company and the Participant which shall contain such forfeiture periods and conditions, restrictions and other provisions, not inconsistent with these rules, as shall be determined by the Committee.
     (a) Issuance of Restricted Stock. As soon as practicable after the Date of Grant of Restricted Stock, the Company shall cause to be transferred on the books of the Company shares of Common Stock, registered on behalf of the

Participant, evidencing such Restricted Stock, but subject to forfeiture to the Company retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Company with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Company or its designee.
     (b) Common Stockholder Rights. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 6.01(a) of these rules, the Participant shall become a stockholder of the Company with respect to all Common Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Common Stock and the right to receive dividends or distributions, if any, paid with respect to such Common Stock; provided, however, that any Common Stock or cash distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 6.01(a) of these rules.
     (c) Restriction on Transferability. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.
     (d) Delivery of Common Stock Upon Release of Restrictions. Unless otherwise provided in the applicable Award Agreement, upon expiration or earlier termination of the Restricted Period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 7.02 of these rules, the Company shall deliver to the Participant, or, in the case of the Participant’s death, to the Participant’s legal representatives, one or more stock certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
6.02 Terms of Restricted Stock.
     (a) Forfeiture of Restricted Stock. Subject to Section 6.02(e) of these rules, all Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the Restricted Period (i) the Participant transfers, sells or otherwise disposes of the Restricted Stock, (ii) as of the end of the applicable Performance Cycle, the Committee determines that the Company failed to achieve certain minimum Performance Goals during the Performance Cycle, or (iii) except as otherwise provided in Section 6.02(d) or upon a Change in Control, the employment of the Participant with the Company and its affiliates terminates for any reason.
     (b) Restricted Period. Unless the Committee, in its discretion, provides otherwise in the applicable Award Agreement, the Restricted Period for any grant of Restricted Stock shall extend from the Date of Grant to the third anniversary of the Date of Grant; provided, however, that, subject to the Committee’s discretion under Section 6.02(e), in no event shall the Restricted Period expire prior to the date that the Committee makes its determinations with respect to the Company’s attainment of the applicable Performance Goals as described in Section 6.02(c).
     (c) Forfeiture Upon Failure to Attain Certain Performance Goals. If, as of the end of the Performance Cycle during the applicable Restricted Period, the Committee determines that the Company has achieved certain minimum Performance Goals for the Performance Cycle, a portion of the Restricted Stock (up to 100%) shall be forfeited if the Committee determines that the Company’s overall percentage attainment of the Performance Goals established for the Performance Cycle is less than 100%. In that event, a portion of the Restricted Stock shall be forfeited that is equal to (i) the aggregate number of shares of Restricted Stock reduced by (ii) the aggregate number of shares of Restricted Stock multiplied by the Company’s percentage attainment (but not more than 100%) of the Performance Goals established for the Performance Cycle, as determined by the Committee (any fractional share resulting from this calculation shall be rounded up to the next whole share). Except as provided in Section 6.02(d), any Restricted Shares which are not forfeited under this Section 6.02(c) shall continue to be subject to the applicable restrictions for the remainder of the Restricted Period.
     (d) Death, Disability or Retirement Prior to Expiration of the Performance Cycle. Unless otherwise provided in the applicable Award Agreement, in the event of the termination of a Participant’s employment due to death, disability (as determined in the sole discretion of the Committee) or retirement pursuant to the retirement policy of the Company or its applicable subsidiaries prior to the expiration of the applicable Performance Cycle, the Participant (or the Participant’s beneficiaries) shall continue to hold the Restricted Stock through the expiration of the applicable Performance Cycle. At that time, the restrictions shall lapse with respect to a portion of the Restricted Stock equal to (i) the number of shares of Restricted Stock that would not be subject to forfeiture under Section 6.02(a) or (c) had the Participant remained employed by the Company through the end of the Performance Cycle multiplied by (ii) a fraction, the numerator of which is the number of full months during which the Participant was employed by the Company from the beginning of the applicable Performance Cycle through the date of the Participant’s termination of employment and the denominator of which is the total number of months in the Performance Cycle (any fractional share resulting from this calculation shall be rounded up to the next whole share). Any remaining shares of Restricted Stock shall be forfeited as of the end of the applicable Performance Cycle. If all of the Participant’s Restricted Stock would be forfeited under Section 6.02(a) or (c), then all of the Participant’s Restricted Stock shall be forfeited as of the end of the applicable Performance Cycle.
     (e) Adjustment of Performance Cycle; Waiver of Restricted Period; Change in Control. Notwithstanding anything contained in this Article VI to the contrary, unless otherwise provided in the applicable Award Agreement, the Committee shall have discretion to adjust the applicable Performance Cycle or waive the Restricted Period or any other restrictions or conditions with respect to all or a portion of the Restricted Stock as provided under Sections 7.02(b) and 8.02(e) of the Plan; provided, further, in the event of a Change in Control of the Company, restrictions on all Restricted Stock granted under the Program shall lapse in their entirety immediately in accordance with Section 7.03 of the Plan.
Article VII. Miscellaneous
     7.01 Limitations on Transfer. The rights and interest of a Participant under the Program may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Program.
     7.02 Taxes. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Common Stock issuable under the Program, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Company may defer issuance of Common Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of any withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company and the withholding, at the appropriate time, of shares of Common Stock otherwise issuable to the Participant in a number sufficient, based upon the Fair Market Value (as such term is defined in the Plan) of such Common Stock, to satisfy such tax withholding requirements.

     7.03 Legends. All certificates for Common Stock delivered under the Program shall be subject to such transfer restrictions set forth in these rules and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to those restrictions.
     7.04 Amendment and Termination. The Committee shall have complete power and authority to amend or terminate these rules at any time it is deemed necessary or appropriate. No termination or amendment of the Program may, without the consent of the Participant to whom any award shall previously have been granted under the Program, adversely affect the right of that individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.